Exhibit 1.1

Execution Version

SERITAGE GROWTH PROPERTIES

2,800,000 7.00% SERIES A CUMULATIVE REDEEMABLE PREFERRED

SHARES OF BENEFICIAL INTEREST

(LIQUIDATION PREFERENCE $25.00 PER SHARE)

UNDERWRITING AGREEMENT

December 7, 2017

To the Representatives named in Schedule I hereto

      for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Seritage Growth Properties, a Maryland real estate investment trust (the “Company”), and Seritage Growth Properties, L.P., a Delaware limited partnership (the “Operating Partnership”), each confirms its respective agreements with you as representatives (the “Representatives”) of the several underwriters named in Schedule II hereto (the “Underwriters”) with respect to the proposed issuance and sale of the number of the Company’s 7.00% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series A Preferred Shares”), set forth in Schedule I hereto (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than the number of additional Series A Preferred Shares set forth in Schedule I hereto (the “Additional Shares”) if and to the extent that you, as Representatives of the Underwriters, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Series A Preferred Shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The Series A Preferred Shares to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Preferred Shares.” If the firm or firms listed in Schedule II hereto include only the Representatives listed in Schedule I hereto, then the terms “Underwriters” and “Representatives” as used herein shall each be deemed to refer to such firm or firms. This underwriting agreement is herein referred to as the “Agreement.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement, including a prospectus, on Form S-3ASR (the file number of which is set forth in Schedule I hereto), relating to securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated December 7, 2017 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information, considered as a whole, set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto, “Permitted Free Writing

Prospectus” means any free writing prospectus identified as such in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein. For purposes of this Agreement, the term “Time of Sale” means 5:20 p.m. (New York City time) on the date hereof.

1. Representations and Warranties. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not, as of the date such amendment or supplement became effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and as of the Time of Sale, will not, and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, will not contain, as of its date, the Closing Date and any Option Closing Date (as defined in Section 2), any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information furnished to the Company in writing by or on behalf of the Underwriters expressly for use therein, it being understood and agreed that the only such information is the information in the first paragraph under the heading “Underwriting– Underwriting Discount Paid by Us,” and the information in the second, third and fourth paragraphs under the heading “Underwriting–Price Stabilization and Short Positions,” in each case contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (collectively, the “Underwriter Information”).

(c) Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriters, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) (i)(A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shelf Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act; and (ii)(A) at the time of filing of the Registration Statement, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (C) at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the trust power and authority to own, operate and lease its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, including the Operating Partnership (each, a “Subsidiary,” and together, the “Subsidiaries”), taken as a whole.

(f) The Company has the trust power and authority, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement.

(g) Each Subsidiary has been duly formed, is validly existing as a corporation, limited liability company, limited partnership or other type of entity or organization, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or was organized, and has the power and authority to own, operate and lease its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. The Company is and will be the sole general partner of the Operating Partnership. The Company has no Subsidiaries other than Seritage GS Holdings (2017) LLC, SRC NJ Holdings LLC and those listed in Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K.

(h) This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(i) The authorized shares of beneficial interest of the Company conform in all material respects as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(j) The shares of beneficial interest of the Company outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(k) The Shares have been duly authorized and, when issued and delivered pursuant to due authorization by the Company’s board of trustees (the “Board”) or a duly authorized committee thereof in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and the issuance of such

Shares will not be subject to any preemptive or similar rights. The articles supplementary relating to the Shares to the Company’s Articles of Amendment and Restatement dated as of July 6, 2015 (the “Series A Articles Supplementary”) have been duly authorized by the Company, and, at or prior to the Closing Date, the Company will have executed and filed the Series A Articles Supplementary with the State Department of Assessments and Taxation of Maryland (the “SDAT”), establishing the terms of the Shares. The form of certificate evidencing the Shares complies with the requirements of Maryland state law, the declaration of trust and the bylaws of the Company and the rules of the New York Stock Exchange (the “NYSE”). The Shares conform to all statements relating thereto contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and such statements conform to the rights set forth in the Series A Articles Supplementary.

(l) The common shares of beneficial interest of the Company issuable upon conversion of the Shares have been duly authorized and, when issued upon conversion of the Shares in accordance with the terms of the Series A Articles Supplementary, will be validly issued, fully paid and non-assessable, and the issuance of such common shares upon such conversion will not be subject to any preemptive or similar rights. The Board has duly and validly reserved such common shares for issuance upon conversion of the Shares. Such common shares conform to all statements relating thereto contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(m) All of the outstanding partnership interests of the Operating Partnership have been duly authorized and are validly issued and the limited partners have no obligation by reason of their ownership of partnership interests held as limited partner to make further payments for the purchase of the partnership interest or contributions to the partnership, and, except as otherwise set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all outstanding partnership interests of the Operating Partnership are owned by the Company directly or indirectly, free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or partnership interests of the Operating Partnership. The units of partnership interest in the Operating Partnership (“OP Units”), including without limitation, the OP Units to be issued to the Company in connection with the Company’s issuance of the Shares, will be duly authorized for issuance by the Operating Partnership and validly issued and the limited partners have no obligation by reason of their ownership of partnership interests held as limited partner to make further payments for the purchase of the partnership interest or contributions to the partnership. None of the OP Units will be issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there will be no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, OP Units or other ownership interests of the Operating Partnership.

(n) All of the outstanding shares of capital stock or other ownership interests of each Subsidiary other than the Operating Partnership are validly issued, and, except as otherwise set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all outstanding shares of capital stock or other ownership interests of the Subsidiaries other than the Operating Partnership are owned by the Company either directly or through Subsidiaries that are wholly-owned, free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any Subsidiary other than the Operating Partnership.

(o) The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, to be dated as of December 14, 2017, setting forth the terms of the OP Units to be issued to the Company in connection with the Company’s issuance of the Shares has been duly and validly authorized by the Company and will be duly and validly executed and delivered.

(p) Except pursuant to the terms of the indebtedness described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company is not currently prohibited, directly or indirectly, from making any distributions to its shareholders and (ii) no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such Subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary.

(q) Neither the Company nor any of the Subsidiaries is (i) in violation of its articles of incorporation, declaration of trust, bylaws, certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement or other organizational document, as applicable, as amended or supplemented, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound or to which any of the real properties of the Company or any of the Subsidiaries (the “Properties”) or any other assets of the Company or any of the Subsidiaries is subject (collectively, “Agreements and Instruments”), or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of the Subsidiaries or the Properties or any of their respective other assets or operations, except, in the case of clauses (ii) and (iii) of this sentence, for any such contravention, breach or violation that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. The execution and delivery by the Company and the Operating Partnership of, and the performance by the Company and the Operating Partnership of their respective obligations under, this Agreement will not (i) contravene any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, (ii) result in the violation of the organizational documents of the Company or any of the Subsidiaries or (iii) result in a breach or violation of any Agreements and Instruments binding upon the Company or any of the Subsidiaries, except, in the case of clauses (i) and (iii) of this sentence, for any such contravention, breach or violation that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Operating Partnership of its obligations under this Agreement, except (i) for the filing of the Series A Articles Supplementary or such as already have been obtained, (ii) such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Shares, (iii) such approvals as have been obtained in connection with the approval of the Shares for listing on the NYSE, and (iv) such approvals as have been obtained under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the execution and delivery by the Company and the Operating Partnership of, and the performance by the Company and the Operating Partnership of their respective obligations under, this Agreement will not constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon the Properties or any other assets of the Company or any of the Subsidiaries pursuant to, the Agreements and Instruments (except for such Repayment Events, liens, charges or encumbrances that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(r) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(s) There are no legal or governmental proceedings pending or, to the knowledge of the Company or the Operating Partnership, threatened, to which the Company or any of the Subsidiaries is a party or to which any of the Properties is subject (i) other than proceedings accurately described in all material respects in the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole, or on the power or ability of the Company or the Operating Partnership to perform its respective obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

(t) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(u) Each of the Company and the Operating Partnership is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(v) The Company, the Subsidiaries and, to the knowledge of the Company and the Operating Partnership, any joint venture in which either of the Company or any of the Subsidiaries owns an interest (each such joint venture being referred to as a “Related Entity”) (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

(w) (i) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) and there are no notices of potential liability or claims pending or, to the knowledge of the Company and the Operating Partnership, threatened against the Company, any of the Subsidiaries or, to the knowledge of the Company and the Operating Partnership, any Related Entity or any of the Properties concerning Environmental Laws; (ii) neither the Company, any of the Subsidiaries or, to the knowledge of the Company and the Operating Partnership, any Related Entity nor, to the knowledge of the Company and the Operating Partnership, any other person has contaminated or caused conditions that threaten to contaminate any of the Properties with Hazardous Materials (as defined below); and (iii) none of the Properties is included on or, to the knowledge of the Company and the Operating Partnership, is proposed for inclusion on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §. 9601 et seq., or any similar list or inventory of contaminated properties, in each case of (i)–(iii) which would, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole. As used herein, “Hazardous Material” shall mean any hazardous material, hazardous waste, hazardous substance, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, petroleum, petroleum waste, radioactive material, biohazardous material, explosive or any other material, the presence of which in the environment is prohibited, regulated, or serves as the basis of liability, as defined, listed, or regulated by any applicable federal, state, or local environmental law, ordinance, rule, or regulation.

(x) Except for the Registration Rights Agreement, dated as of July 7, 2015, by and among the Company, ESL Investments, Inc. and the Operating Partnership, and as otherwise described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person the right to require the Company or the Operating Partnership to file a registration statement under the Securities Act with respect to any securities of the Company or the Operating Partnership or to require the Company or the Operating Partnership to include such securities with the Shares registered pursuant to the Registration Statement.

(y) (i) None of the Company or the Subsidiaries or affiliates, or any trustee, officer, or employee thereof, or, to the Company’s and the Operating Partnership’s knowledge, any agent or representative of the Company or of any of the Subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and the Subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor the Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(z) The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and the Operating Partnership, threatened.

(aa) (i) None of the Company, any of the Subsidiaries, or any trustee, director, officer, or employee thereof, or, to the Company’s and the Operating Partnership’s knowledge, any agent, affiliate or representative of the Company or any of the Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company and the Operating Partnership will not, directly or indirectly, use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Company and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(bb) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) the Company and the Subsidiaries have not incurred or agreed to incur any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding shares of beneficial interest, nor declared, paid or otherwise made any dividend or distribution of any kind on its shares of beneficial interest other than ordinary and customary dividends; and (iii) there has not been any material change in the shares of beneficial interest, capital stock, short-term debt or long-term debt of the Company and the Subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(cc) (i) The Company, either directly or through a Subsidiary, or, to the knowledge of the Company and the Operating Partnership, any Related Entity has good and marketable fee or leasehold title to the Properties, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, other than those that (A) are described in the Registration Statement, the Time of Sale Prospectus (including in descriptions of mortgages and secured indebtedness) and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of the Properties and do not materially interfere with the use made and proposed to be made of such Property by the Company, any of the Subsidiaries or, to the knowledge of the Company and the Operating Partnership, any Related Entity; (ii) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Company, any of the Subsidiaries or, to the knowledge of the Company and the Operating Partnership, any Related Entity owns any material real property other than the Properties; (iii) each of the ground leases and subleases relating to a Property, if any, material to the business of the Company, the Subsidiaries and, to the knowledge of the Company and the Operating Partnership, any Related Entity, taken as a whole, are in full force and effect, with such exceptions as do not materially interfere with the use made or proposed to be made of such Property by the Company, any of the Subsidiaries or, to the knowledge of the Company and the Operating Partnership, any Related Entity, and (A) no default or event of default has occurred under any ground lease or sublease with respect to such Property and none of the Company, any of the Subsidiaries or, to the knowledge of the Company and the Operating Partnership, any Related Entity has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such ground lease or sublease and (B) none of the Company, any of the Subsidiaries or, to the knowledge of the Company and the Operating Partnership, any Related Entity has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, any of the Subsidiaries or, to the knowledge of the Company and the Operating Partnership, any Related Entity under any of the ground leases or subleases mentioned above, or affecting or questioning the rights of the Company, any of the Subsidiaries or, to the knowledge of the Company and the Operating Partnership, any Related Entity to the continued possession of the leased or subleased premises under any such ground lease or sublease; and (iv) except as (A) described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (B) as would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole, to the knowledge of the Company and the Operating Partnership, no lessee of any of the Properties is in default under any of the leases relating to the Properties and neither the Company nor any of the Subsidiaries knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any such lease.

(dd) Neither the Company nor any of the Subsidiaries knows of any violation of any municipal, state or federal law, rule or regulation concerning any real property or any part thereof in which the Company has a fee or leasehold interest, as of the date of this Agreement, that would have a material adverse effect on the Company and the Subsidiaries, taken as a whole; the Company has disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus all options and rights of first refusal to purchase all or part of any material Property or any interest therein; each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a material forfeiture or reversion of title; neither the Company nor any of the Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change materially adversely affecting the Properties, and neither the Company nor any of the Subsidiaries knows of any such condemnation or zoning change which is threatened, and, in each case, which if consummated would have a material adverse effect on the Company and the Subsidiaries, taken as a whole; except as (i) are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) do not, singly or in the aggregate, materially affect the value of such property or asset and do not interfere with the use made and proposed to be made of such property or asset by the Company or any Subsidiary, there are no liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of the Company and any of the Subsidiaries.

(ee) Each of the partnership agreements, declarations of trust or trust agreements, limited liability company agreements (or other similar agreements) and joint venture agreements to which the Company or any of the Subsidiaries is a party has been duly authorized, executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, and the execution, delivery and performance of any of such agreements did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter or bylaws of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court order or decree.

(ff) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the mortgages encumbering the Properties are not and will not be: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning any such Property or in the Company or any of the Subsidiaries; (ii) cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries; or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Company or any of the Subsidiaries.

(gg) To the knowledge of the Company, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property, except as would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

(hh) Except as (i) are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) do not have a material adverse effect on the Company or the Operating Partnership, there are no contracts or agreements with respect to the direct or indirect acquisition or disposition by the Company or the Operating Partnership of interests in assets or real property.

(ii) Neither the Company nor any of the Subsidiaries has sent, received or otherwise become aware of any communication regarding termination of, or intent not to renew any of the material contracts or agreements with any of the top 25 tenants (based on contractual base rent for the quarter ended September 30, 2017 multiplied by four) of the Company, concerning a material amount of rental revenue from any such tenant, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or, to the knowledge of the Company, any other party to any such contract or agreement.

(jj) The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, sufficient rights to use all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them except where the failure to own, possess, have the right to use or the ability to acquire any of the foregoing would not result in a material adverse effect on the Company and the Subsidiaries, taken as a whole, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

(kk) No material labor dispute with the employees of the Company or any of the Subsidiaries exists, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company and the Operating Partnership, is imminent.

(ll) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts, taken as a whole, as are prudent and customary in the businesses in which they are engaged; the Company and the Subsidiaries have not been refused any insurance coverage sought or applied for; and the Company and the Subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not, taken as a whole, have a material adverse effect on the Company and the Subsidiaries, taken as a whole, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(mm) Each of the Company and the Subsidiaries and, to the knowledge of the Company and the Operating Partnership, each Related Entity carry or are entitled to the benefits of title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) with respect to each Property with insurers of recognized financial responsibility, in an amount not less than such entity’s cost for the real property comprising such Property, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property.

(nn) The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except as would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole, and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and the Subsidiaries, taken as a whole, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(oo) The consolidated financial statements included, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, present fairly in all material respects the financial position of the Company and the Subsidiaries, or any predecessor entity thereto, as applicable, at the dates indicated, and the consolidated statements of operations, equity and cash flows of the Company and the Subsidiaries, or any predecessor entity thereto, as applicable, for the periods specified; said financial statements have been prepared on a consistent basis with the books and records of the Company and the Subsidiaries, or any predecessor entity thereto. The supporting schedules included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects in accordance with generally accepted accounting principles (“GAAP”) the information stated therein. Any unaudited pro forma condensed consolidated financial statements and the related notes thereto included in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared in accordance in all material respects with the applicable requirements of Regulation S-X under the Securities Act, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, and the related adjustments used therein give appropriate effect to the transactions and circumstances referred to therein and the pro forma columns therein reflect the proper application of these adjustments to the corresponding historical financial statement amounts. Other than the historical and any pro forma financial statements (and schedules) included, incorporated by reference or deemed to be incorporated by reference, in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no other historical or pro forma financial statements (or schedules) are required by the Securities Act to be included therein. All disclosures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, in each case to the extent applicable.

(pp) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate in all material respects. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(qq) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 and 15d-15 of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 and Rule 15d-15 of the Exchange Act and such disclosure controls and procedures were effective in all material respects as of the end of the Company’s most recently completed fiscal quarter.

(rr) Commencing with its taxable year ended December 31, 2015, the Company has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation, as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, will enable it to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus are true, complete and correct summaries of the legal or tax matters described therein in all materials respects.

(ss) The Company and each of the Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect on the Company) and have paid all taxes required to be paid thereon (except for such taxes that are not yet delinquent or cases in which the failure to file or pay would not have a material adverse effect on the Company, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries which has had (nor does the Company nor any of the Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or the Subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company.

(tt) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(uu) Except as would not be reasonably expected to have a material adverse effect on the Company and the Subsidiaries, taken as a whole, (i) each of the Company and the Operating Partnership is in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA), (iii) neither the Company nor the Operating Partnership has incurred or expects to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Sections 412, 403, 431, 432 or 4971 of the Code and (iv) each “pension plan” for which either the Company or the Operating Partnership would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification.

(vv) Any statistical and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(ww) The Company intends to file a listing application and all required supporting documents with the NYSE with respect to the Shares, and the Company has received no information stating that the Shares will not be authorized for trading, subject to official notice of issuance.

(xx) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are independent public accountants as required by Securities Act and the rules and regulations under the Securities Act, the Exchange Act and the rules and regulations under the Exchange Act and the Public Company Accounting Oversight Board.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule I hereto at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Additional Shares are to be purchased. Each purchase date (an “Option Closing Date”) must be at least one business day after the written notice is given and may not be earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof. On any Option Closing Date, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public upon the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in federal or other funds immediately available in New York City on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date as shall be agreed upon by you and the Company, in any event not later than the tenth business day thereafter.

The Shares will be delivered to the Representatives in book-entry form through the facilities of The Depository Trust Company (“DTC”). The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) The Registration Statement became effective and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from the respective dates of the Registration Statement, the Time of Sale Prospectus and the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company and the Operating Partnership, to the effect that: (i) the representations and warranties of the Company and the Operating Partnership contained in this Agreement are true and correct as of the Closing Date and that (ii) each of the Company and the Operating Partnership has complied with all of its agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d) The Underwriters shall have received on the Closing Date an opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters. In giving such opinions, such counsel may rely, as to matters of fact, to the extent it deems proper, on certificates of officers of the Company and certificates of public officials.

(e) The Underwriters shall have received on the Closing Date an opinion of Venable LLP, Maryland counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(f) The Underwriters shall have received on the Closing Date an opinion of Sidley Austin LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by Maryland law, upon the opinion of Venable LLP referred to in Section 5(e) above and, as to all matters governed by Delaware law, upon the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP referred to in Section 5(d) above. In giving such opinions, such counsel may rely, as to matters of fact, to the extent it deems proper, on certificates of officers of the Company and certificates of public officials.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The Underwriters shall have received on the Closing Date a certificate of the chief financial officer of the Company, dated as of the Closing Date, substantially in the form of Exhibit A hereto.

(i) All filings with the Commission required by Rule 424 under the Securities Act shall have been filed within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(j) Prior to the Closing Time, the Series A Articles Supplementary for the Shares shall have been duly filed with the SDAT and shall be in full force and effect.

(k) The Company will reserve and keep available at all times the number of common shares of beneficial interest issuable upon conversion of all of the then-outstanding Shares.

(l) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company and the Operating Partnership, confirming that the certificate delivered on the Closing Date pursuant to Section 5(c) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iii) an opinion of Venable LLP, Maryland counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(iv) an opinion of Sidley Austin LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof;

(v) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(vi) such other documents as you may reasonably request with respect to the good standing of the Company and the Operating Partnership, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, a copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(f) or 6(g) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e) To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act in connection with any offer or sale of Shares and to provide copies of the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to each Underwriter via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by such Underwriter and, at such Underwriter’s request, to also furnish copies of the Prospectus to the NYSE and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the NYSE or such other exchange or market.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer (the “Delivery Period”), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) During the Delivery Period to advise each Underwriter, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain its withdrawal.

(i) To endeavor to qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as you shall reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Shares.

(j) To continue to elect to qualify as a REIT under the Code and to use its best efforts to meet the requirements to qualify as a REIT under the Code, unless the Board determines it is no longer in the shareholders’ best interests to do so.

(k) To file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for the duration of the Delivery Period.

(l) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(m) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iii) the reasonable and documented cost of printing or producing any blue sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(i) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky or legal investment memorandum, which shall not exceed $5,000; (iv) all filing fees and the reasonable and documented fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, which shall not exceed $10,000; (v) all costs and expenses incident to listing the Shares on the NYSE; (vi) the cost of printing certificates representing the Shares; (vii) the costs and charges of any transfer agent, registrar or depositary; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants; (ix) the document production charges and expenses associated with printing this Agreement; (x) the fees and expenses of making the Shares eligible for clearance, settlement and trading through the facilities of DTC; and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(n) To use its commercially reasonable efforts to cause the Shares to be listed for trading on the NYSE and to maintain such listing.

(o) To prepare a final term sheet (the “Final Term Sheet”) relating to the offering of the Shares, containing only information that describes the final terms of the Shares in a form consented to by the Representatives and attached as Schedule III hereto, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares. The Company will furnish to each Underwriter, without charge, copies of the Final Term Sheet promptly upon its completion.

(p) The Company also covenants with each Underwriter that, without the prior written consent of the Representatives identified in Schedule I as authorized to release this lock-up on behalf of the Underwriters, it will not, during the restricted period set forth in Schedule I hereto (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Preferred Shares or any other securities of the Company which are substantially similar to Preferred Shares or any securities convertible into or exercisable or exchangeable for Preferred Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Preferred Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Shares or such other securities, in cash or otherwise or (iii) file any registration statement with the Commission relating to the offering of any Preferred Shares or any securities convertible into or exercisable or exchangeable for Preferred Shares. The foregoing sentence shall not apply to the Shares to be sold hereunder.

(q) The Company will use its best efforts to file, prior to the Closing Date, the Series A Articles Supplementary with the SDAT.

(r) The Company will cooperate with the Underwriters and use its best efforts to permit the Shares to be eligible for clearance, settlement and trading through the facilities of DTC.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

8. Indemnity and Contribution. (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, their directors, their officers, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon Underwriter Information.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its trustees, its officers who signed the Registration Statement, the Operating Partnership and each person, if any, who controls the Company and the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity contained in Section 8(a) from the Company and the Operating Partnership to such Underwriter, but only with reference to the Underwriter Information.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company or the Operating Partnership, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Operating Partnership and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares set forth in the Prospectus. The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company, the Operating Partnership and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or trustees or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE American or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Operating Partnership. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement (which, for the purposes of this Section 10, shall not include termination by the Underwriters under items (i), (iii), (iv) or (v) of Section 9), or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereby.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement among the Company, the Operating Partnership and the Underwriters with respect to the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company and the Operating Partnership acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Operating Partnership or any other person, (ii) the Underwriters owe the Company and the Operating Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Operating Partnership. The Company and the Operating Partnership waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

16. Waiver of Jury Trial. Each of the Company and the Operating Partnership hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17. Submission to Jurisdiction. Each of the Company and the Operating Partnership (i) submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in New York City in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby; (ii) waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts; and (iii) agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company or the Operating Partnership, as applicable, and may be enforced in any court to the jurisdiction of which Company or the Operating Partnership, as applicable, is subject by a suit upon such judgment.

[Signature page follows]

Very truly yours,

Seritage Growth Properties

By:	/s/ Brian Dickman
Name: Brian Dickman
Title: Executive Vice President and Chief Financial Officer

Seritage Growth Properties, L.P.

By:	Seritage Growth Properties, its
general partner

By:	/s/ Brian Dickman
Name: Brian Dickman
Title: Executive Vice President and Chief Financial Officer

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. LLC

UBS Securities LLC

Stifel, Nicolaus & Company, Incorporated

Acting severally on behalf of themselves and

the several Underwriters named in Schedule II

hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

By:	UBS Securities LLC

By:	/s/ Christopher Forshner
Name: Christopher Forshner
Title: Managing Director UBS Securities LLC

By:	/s/ Prath Reddy
Name: Prath Reddy
Title: Director UBS Securities LLC

By:	Stifel, Nicolaus & Company, Incorporated

By:	/s/ Chad M. Gorsuch
Name: Chad M. Gorsuch
Title: Managing Director

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Representatives:
Representatives authorized to release lock-up under Section 6:	Morgan Stanley & Co. LLC, UBS Securities LLC and Stifel, Nicolaus & Company, Incorporated

Representatives authorized to appoint counsel under Section 8(c):	Morgan Stanley & Co. LLC, UBS Securities LLC and Stifel, Nicolaus & Company, Incorporated

Registration Statement File No.:	333-221934

Time of Sale Prospectus

1.    Prospectus dated December 7, 2017 relating to the Shelf Shares

2.    The preliminary prospectus supplement dated December 7, 2017 relating to the Shares

3.    Any Permitted Free Writing Prospectus identified below

Permitted Free Writing Prospectus:	Final Term Sheet (attached hereto as Schedule III)

Title of Shares to be purchased:	7.00% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share

Number of Firm Shares:	2,800,000

Number of Additional Shares:	420,000

Purchase Price:	$24.2125 a share

Initial Public Offering Price	$25.00 a share

Selling Concession:	$0.50 a share

Reallowance:	$0.45 a share

Closing Date and Time:	December 14, 2017 10:00 a.m.

Closing Location:	Sidley Austin llp 787 Seventh Avenue New York, New York 10019

I-1

Restricted Period:	From the date of the Underwriting Agreement until 30 days after the date of the Underwriting Agreement

Address for Notices to Underwriters:

Morgan Stanley & Co. LLC, 1585

Broadway, 29th Floor, New York, New

York 10036, Facsimile: (212) 507-8999,

Attention: Investment Banking Division;

UBS Securities LLC, 1285 Avenue of the

Americas, New York, New York 10019,

Facsimile: (203) 719-0495, Telephone:

(203) 719-1088, Attention: Syndicate

Department; and Stifel, Nicolaus &

Company, Incorporated, One South Street,

15th Floor, Baltimore, Maryland 21202,

Facsimile: (443) 224-1273, Attention:

Syndicate Department.

Address for Notices to the Company:	c/o Seritage Growth Properties, L.P. 489 Fifth Avenue, 18th Floor New York, NY 10017 Attention: Matthew Fernand Executive Vice President & General Counsel Email: mfernand@seritage.com

I-2

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	1,050,000
UBS Securities LLC	1,050,000
Stifel, Nicolaus & Company, Incorporated	700,000

Total:	2,800,000

II-1

SCHEDULE III

Final Term Sheet

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Relating to Preliminary Prospectus Supplement Dated December 7, 2017

to Prospectus Dated December 7, 2017

Registration No. 333-221934

SERITAGE GROWTH PROPERTIES

PRICING TERM SHEET

7.00% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest

(Liquidation Preference $25.00 per Share)

December 7, 2017

Issuer:	Seritage Growth Properties (the “Issuer”)

Security:	7.00% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series A Preferred Shares”)

Number of Shares:	2,800,000 shares

Option to Purchase Additional Shares:	420,000 shares

Maturity Date:	The Series A Preferred Shares do not have any stated maturity date, and are not subject to mandatory redemption or any sinking fund. Accordingly, the Series A Preferred Shares will remain outstanding indefinitely unless a holder thereof exercises its right of conversion, or if the Issuer decides to redeem them or repurchase shares in the open market, in each case, at its option, subject to the restrictions on redemption described herein.

Trade Date:	December 7, 2017

III-1

Settlement Date:	December 14, 2017 (T+5). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series A Preferred Shares on the date of pricing or the next two business days will be required, by virtue of the fact that the Series A Preferred Shares initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series A Preferred Shares who wish to trade the Series A Preferred Shares on the date of pricing or the next two business days should consult their advisors.

Liquidation Preference:	$25.00 per share, plus accrued and unpaid dividends

Dividend Rate:	7.00% per annum of the $25.00 per share liquidation preference (equivalent to $1.75 per annum per share), accruing from December 14, 2017

Dividend Payment Dates:	Quarterly on the 15th day of January, April, July and October of each year, beginning on April 15, 2018. The first dividend payment will be for more than a full quarter and will cover the period from, and including, December 14, 2017 to, but excluding, April 15, 2018.

Optional Redemption:	The Issuer may not redeem the Series A Preferred Shares prior to December 14, 2022, except as described below under “Special Optional Redemption” and in limited circumstances relating to the Issuer’s continuing qualification as a real estate investment trust. On and after December 14, 2022, the Issuer may redeem, at its option, redeem the Series A Preferred Shares, in whole or in part, at any time and from time to time, by paying $25.00 per share, plus all accrued and unpaid dividends to, but excluding, the redemption date.

Special Optional Redemption:	Upon the occurrence of a Change of Control (as defined below), the Issuer may, at its option, redeem the Series A Preferred Shares, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus all accrued and unpaid dividends to, but excluding, the redemption date. If, prior to the Change of Control Conversion Date (as defined below), the Issuer exercises any of its redemption rights relating to the Series A Preferred Shares (whether the optional redemption right or the special optional redemption right), holders of the Series A Preferred Shares will not have the conversion right described below.

III-2

A “Change of Control” is when, after the original issuance of the Series A Preferred Shares, the following have occurred and are continuing:

•    the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Issuer entitling that person to exercise more than 50% of the total voting power of all shares of the Issuer entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•    following the closing of any transaction referred to in the bullet point above, neither the Issuer nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (“NYSE”), the NYSE American LLC (“NYSE American”) or the NASDAQ Stock Market (“NASDAQ”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

The “Change of Control Conversion Date” is the date fixed by the board of trustees of the Issuer, in its sole discretion, as the date the Series A Preferred Shares are to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Issuer provides notice of a Change of Control to holders of the Series A Preferred Shares.

Conversion Rights:	Except as described below in connection with a Change of Control, the Series A Preferred Shares are not convertible into or exchangeable for any other securities or property.

III-3

Change of Control Rights:	Upon the occurrence of a Change of Control, each holder of Series A Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, the Issuer provides notice of its election to redeem the Series A Preferred Shares) to convert some or all of the Series A Preferred Shares held by such holder on the Change of Control Conversion Date into a number of the Issuer’s common shares per Series A Preferred Share to be converted equal to the lesser of:

•    the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Share dividend payment and prior to the corresponding Series A Preferred Share dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined below); and

•    1.26008 (i.e. “Share Cap”), subject to certain adjustments.

The “Common Share Price” will be: (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of the Issuer’s common shares is solely cash; and (ii) the average of the closing prices for the Issuer’s common shares on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of the Issuer’s common shares is other than solely cash.

Public Offering Price:	$25.00 per share; $70,000,000 total ($80,500,000 total if the underwriters’ option to purchase additional shares is exercised in full)

Underwriting Discounts:	$0.7875 per share; $2,205,000 total ($2,535,750 total if the underwriters’ option to purchase additional shares is exercised in full)

Net Proceeds (Before Expenses):	$24.2125 per share; $67,795,000 total ($77,964,250 total if the underwriters’ option to purchase additional shares is exercised in full)

CUSIP/ISIN:	81752R 308 / US81752R3084

Joint Book-Running Managers:	Morgan Stanley & Co. LLC UBS Securities LLC Stifel, Nicolaus & Company, Incorporated

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Listing:	The Issuer intends to file an application to list the Series A Preferred Shares on the NYSE under the symbol “SRG PrA.” If the application is approved, trading of the Series A Preferred Shares on the NYSE is expected to commence within 30 days after the date of initial delivery of the Series A Preferred Shares.

This communication is intended for the sole use of the person to whom it is provided by the sender.

The Issuer has filed a registration statement (including a prospectus and a prospectus supplement) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the base prospectus and the prospectus supplement in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus and the prospectus supplement if you request them by contacting Morgan Stanley & Co. LLC (telephone: 1-866-718-1649), UBS Securities LLC (telephone: 1-888-827-7275) or Stifel, Nicolaus & Company, Incorporated (telephone: 1-855-300-7136).

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EXHIBIT A

CERTIFICATE OF THE EXECUTIVE VICE PRESIDENT AND CHIEF

FINANCIAL OFFICER OF SERITAGE GROWTH PROPERTIES

December 14, 2017

Reference is made to the Underwriting Agreement, dated December 7, 2017 (the “Underwriting Agreement”), among Seritage Growth Properties, a Maryland real estate investment trust (the “Company”), Seritage Growth Properties, L.P., a Delaware limited partnership, and Morgan Stanley & Co. LLC, UBS Securities LLC and Stifel, Nicolaus & Company, Incorporated as representatives of the several underwriters named in Schedule II thereto (the “Underwriters”). Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Underwriting Agreement.

The undersigned, Brian Dickman, Executive Vice President and Chief Financial Officer of the Company, in connection with the issuance and sale by the Company of 2,800,000 (the “Firm Shares”) 7.00% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series A Preferred Shares”), of the Company and up to an additional 420,000 Series A Preferred Shares (together with the Firm Shares, the “Shares”), pursuant to (i) a preliminary prospectus dated December 7, 2017 (the “Preliminary Prospectus”), (ii) the prospectus dated December 7, 2017 (the “Prospectus”), and (iii) the Underwriting Agreement, hereby certifies, in his capacity as Executive Vice President and Chief Financial Officer, and not in his individual capacity, that:

1.	I am the duly qualified and acting Executive Vice President and Chief Financial Officer of the Company and in such capacity I am familiar with the Company’s accounting records and internal controls.

2.	I or members of the Company’s staff who are responsible for the Company’s financial or accounting matters have reviewed certain information included or incorporated by reference in the Preliminary Prospectus and the Prospectus, which information is circled on the pages attached hereto as Exhibit A (the “Circled Information”).

3.	I or members of the Company’s staff who are responsible for the Company’s financial or accounting matters have supervised the compilation of the Circled Information and have reviewed the Circled Information.

4.	The Circled Information is correct, complete and accurate in all material respects.

This certificate is being furnished to the Underwriters to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the Shares pursuant to the Preliminary Prospectus and the Prospectus.

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IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

SERITAGE GROWTH PROPERTIES

Name:	Brian Dickman
Title:	Executive Vice President and
Chief Financial Officer

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